Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8320
www.sirreit.com

Select Income REIT Announces 2012 Third Quarter Results

Newton, MA (November 1, 2012): Select Income REIT (NYSE: SIR) today announced financial results for the quarter ended September 30, 2012. SIR was formed on December 19, 2011 as a wholly owned subsidiary of CommonWealth REIT (NYSE: CWH), and SIR sold approximately 29.5% of its common shares in an initial public offering, or IPO, on March 12, 2012.  Accordingly, SIR’s historical results of operations are not comparable to results which may be expected in future periods.

Results for the Quarter Ended September 30, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2012 were $20.2 million, compared to Normalized FFO for the quarter ended September 30, 2011 of $19.4 million.  Normalized FFO per share for the quarter ended September 30, 2012 were $0.65 per share.

Net income was $15.7 million for the quarter ended September 30, 2012, compared to $16.5 million for the same quarter last year.  Net income per share for the quarter ended September 30, 2012 was $0.50 per share.

The weighted average number of common shares outstanding was 31,206,022 for the quarter ended September 30, 2012.  For the quarter ended September 30, 2011, SIR did not have any outstanding shares.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2012 and 2011 appears later in this press release.

Results for the Nine Months Ended September 30, 2012:

Normalized FFO for the nine months ended September 30, 2012 were $59.6 million, compared to Normalized FFO for the nine months ended September 30, 2011 of $60.1 million.  Normalized FFO per share for the nine months ended September 30, 2012 were $2.36 per share.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Net income was $48.7 million for the nine months ended September 30, 2012, compared to $51.7 million for the nine months ended September 30, 2011.  Net income per share for the nine months ended September 30, 2012 was $1.93 per share.

The weighted average number of common shares outstanding was 25,225,548 for the nine months ended September 30, 2012.  For the nine months ended September 30, 2011, SIR did not have any outstanding shares.

SIR issued 22,000,000 common shares to CWH on February 16, 2012 (including 1,000 shares issued to CWH in connection with SIR’s formation in December 2011) and issued 9,200,000 common shares in connection with its IPO on March 12, 2012.  If the issuance of common shares to CWH and the IPO had occurred on January 1, 2012, then SIR’s weighted average number of common shares outstanding would have been 31,202,022 for the nine months ended September 30, 2012.

A reconciliation of net income, determined according to GAAP, to FFO and Normalized FFO for the three and nine months ended September 30, 2012 and 2011 appears later in this press release.

Occupancy and Leasing Results:

As of September 30, 2012, 94.9% of SIR’s total rentable square feet was leased, compared to 95.2% as of September 30, 2011.

During the three months ended September 30, 2012, SIR executed a rent reset at a property located in Hawaii for approximately 105,000 square feet of land, which had a reset rate that was approximately 42.9% higher than the prior rate.  In addition, SIR entered lease renewals and new leases for approximately 134,000 square feet during the quarter ended September 30, 2012.  The weighted average lease term for lease renewals and new leases entered into during the third quarter of 2012 was 5.6 years.  Commitments for tenant improvement, leasing commission costs and concessions for leases entered during the quarter ended September 30, 2012 totaled approximately $252,000, or approximately $0.34 per square foot per year of the weighted average lease term.  All renewal and new leasing activity during the quarter ended September 30, 2012 occurred at SIR’s properties located in Hawaii.

Investment Activities:

Since July 1, 2012, SIR has acquired seven properties with a combined 1,989,118 square feet for an aggregate purchase price of $156.3 million, including the assumption of $26.0 million of mortgage debt and excluding closing costs.  Details of these acquisitions are as follows:

•            In July 2012, SIR acquired two previously disclosed single tenant, net leased office and industrial properties located in Windsor, CT with a combined 268,328 square feet.  The aggregate purchase price was $27.2 million, excluding closing costs.

•            Also in July 2012, SIR acquired a previously disclosed single tenant, net leased office property located in Topeka, KS with 143,934 square feet.  The purchase price was $19.4 million, excluding closing costs.

•            In August 2012, SIR acquired a single tenant, net leased industrial property located in Huntsville, AL with 1,370,974 square feet.  The purchase price was $72.8 million, excluding closing costs.

•            In September 2012, SIR acquired two single tenant, net leased office properties located in Carlsbad, CA with a combined 95,000 square feet.  The aggregate purchase price was $24.7 million, including the assumption of $18.5 million of mortgage debt and excluding closing costs.

•            Also in September 2012, SIR acquired a single tenant, net leased office property located in Chelmsford, MA with 110,882 square feet.  The purchase price was $12.2 million, including the assumption of $7.5 million of mortgage debt and excluding closing costs.

Dividend Increase:

On October 9, 2012, SIR announced that its regular quarterly distribution rate will be increased from $0.40 per common share ($1.60 per common share per year) to $0.42 per common share ($1.68 per common share per year).  The next quarterly distribution will be paid to shareholders of record as of the close of business on October 22, 2012.

Conference Call:

Later today, November 1, 2012, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and John Popeo, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended September 30, 2012.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, November 8, 2012.  To hear the replay, dial (320) 365-3844.  The replay pass code is 260115.

A live audio webcast of the conference call will also be available in a listen only mode on SIR’s website, which is located at www.sirreit.com.  Participants wanting to access the webcast should visit SIR’s website about five minutes before the call.  The archived webcast will be available for replay on SIR’s website for about one week after the call.  The recording and retransmission in any way of SIR’s third quarter conference call is strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Third Quarter 2012 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants.  As of September 30, 2012, SIR owned 260 properties with a total of approximately 23.9 million square feet located in 17 states, including 228 properties with approximately 17.7 million square feet which are primarily leasable industrial and commercial land located on the island of Oahu, HI.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SIR’S REGULAR QUARTERLY DIVIDEND RATE WILL BE $0.42 PER COMMON SHARE PER QUARTER OR $1.68 PER COMMON SHARE PER YEAR.  A POSSIBLE IMPLICATION OF THIS STATEMENT IS THAT SIR WILL CONTINUOUSLY PAY QUARTERLY DIVIDENDS OF $0.42 PER COMMON SHARE PER QUARTER OR $1.68 PER COMMON SHARE PER YEAR IN THE FUTURE.  SIR’S DIVIDEND RATES ARE SET AND RESET FROM TIME TO TIME BY SIR’S BOARD OF TRUSTEES.  THE SIR BOARD CONSIDERS MANY FACTORS WHEN SETTING DIVIDEND RATES INCLUDING SIR’S HISTORICAL AND PROJECTED INCOME, NORMALIZED FUNDS FROM OPERATIONS, THE THEN CURRENT AND EXPECTED NEEDS AND AVAILABILITY OF CASH TO PAY SIR’S OBLIGATIONS, DISTRIBUTIONS WHICH MAY BE REQUIRED TO BE PAID TO MAINTAIN SIR’S TAX STATUS AS A REAL ESTATE INVESTMENT TRUST AND OTHER FACTORS DEEMED RELEVANT BY SIR’S BOARD OF TRUSTEES IN THEIR DISCRETION.  DIVIDEND RATES MAY BE INCREASED OR DECREASED AND THERE IS NO ASSURANCE AS TO THE RATE AT WHICH FUTURE DIVIDENDS WILL BE PAID.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PROSPECTUS DATED MARCH 6, 2012 AND SIR’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2012, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues:
Rental income	$26,444	$22,338	$74,272	$69,186
Tenant reimbursements and other income	4,434	4,583	12,113	12,744
Total revenues	30,878	26,921	86,385	81,930

Expenses:
Real estate taxes	3,895	3,912	11,213	11,063
Other operating expenses	1,815	2,223	5,615	6,522
Depreciation and amortization	3,888	2,884	9,682	8,360
Acquisition related costs	583	—	1,258	—
General and administrative	2,626	1,405	5,664	4,288
Total expenses	12,807	10,424	33,432	30,233

Operating income	18,071	16,497	52,953	51,697

Interest expense (including amortization of deferred financing fees of $358, $0, $669 and $0, respectively)	(2,467)	—	(4,436)	—
Equity in earnings of an investee	115	—	189	—
Net income	15,719	16,497	48,706	51,697

Weighted average common shares outstanding	31,206	—	25,226	—

Net income per common share	$0.50	$—	$1.93	$—

Select Income REIT

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011

Net income		$15,719	$16,497	$48,706	$51,697
Plus:	depreciation and amortization	3,888	2,884	9,682	8,360
FFO		19,607	19,381	58,388	60,057
Plus:	acquisition costs	583	—	1,258	—
Normalized FFO		$20,190	$19,381	$59,646	$60,057

Weighted average common shares outstanding		31,206	—	25,226	—

Per common share
	FFO	$0.63		$2.31
	Normalized FFO	$0.65		$2.36

(1)             SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR excludes acquisition related costs.  SIR considers FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of our operating performance between periods. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan, the availability of debt and equity capital to SIR, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. SIR believes that FFO and Normalized FFO may facilitate an understanding of SIR’s consolidated historical operating results. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Real estate properties:
Land	$639,702	$614,702
Buildings and improvements	513,942	292,634
	1,153,644	907,336
Accumulated depreciation	(43,191)	(36,240)
	1,110,453	871,096

Acquired real estate leases, net	57,855	44,333
Cash and cash equivalents	10,690	—
Restricted cash	42	—
Rents receivable, net	36,945	35,024
Deferred leasing costs, net	4,098	3,418
Deferred financing costs, net	5,898	—
Other assets, net	13,951	661
Total assets	$1,239,932	$954,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$92,000	$—
Term loan	350,000	—
Mortgage notes payable	27,931	—
Accounts payable and accrued expenses	19,266	14,217
Assumed real estate lease obligations, net	19,954	21,005
Rents collected in advance	7,892	6,229
Security deposits	8,268	8,281
Due to related persons	1,333	—
Total liabilities	526,644	49,732

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized, 31,232,592 and 1,000 shares issued and outstanding, respectively	312	—
Additional paid in capital	694,148	—
Cumulative net income	34,082	—
Cumulative other comprehensive income (loss)	34	—
Cumulative common distributions	(15,288)	—
Ownership interest	—	904,800
Total shareholders’ equity	713,288	904,800

Total liabilities and shareholders’ equity	$1,239,932	$954,532

(END)